UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 09, 2022

Winc, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41055	45-2988960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Berkeley St, Studio 3
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 297-1760

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	WBEV	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2022, Winc, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) virtually via live webcast. A total of 8,543,849 shares of the Company’s common stock were present virtually or represented by proxy at the Annual Meeting, representing approximately 64.66% of the 13,213,378 shares of common stock that were outstanding and entitled to vote at the Annual Meeting. The Company's stockholders voted upon the following proposals, which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2022, and the final voting results with respect to each such proposal are set forth below.

Proposal 1 — Election of Directors. The Company's stockholders elected the following Class I director nominees to serve until the Company's Annual Meeting of Stockholders in 2025 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The results of such vote were:

Nominee	For	Withheld	Broker Non-Vote
Patrick DeLong	7,842,868	211,477	489,504
Xiangwei Weng	7,395,375	658,970	489,504

Proposal 2 — Ratification of Independent Registered Public Accounting Firm. The Company's stockholders ratified the appointment of Baker Tilly US, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of such vote were:

For	Against	Abstain
8,492,252	48,196	3,401

No other matters were submitted for stockholder action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINC, INC.

Date:	June 9, 2022	By:	/s/ Geoffrey McFarlane
Geoffrey McFarlane Chief Executive Officer